Exhibit 8.1


                                        March 2, 1998



ML Asset Backed Corporation
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281

          Re:  ML Asset Backed Corporation
               Registration Statement on Form S-3
               (File No. 333-39977)
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to ML Asset Backed Corporation, a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Securities (the "Securities") that evidence interests in, or securities backed by, certain pools of receivables. Each series of Securities will be issued pursuant to (i) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or
(ii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Certain Federal Income Tax
Considerations"  in   the   Prospectus,  all  as  part  of the   Registration
Statement   on  Form   S-3   (File   No.  333-39977)   (the   "Registration
Statement"), filed with the Securities  and  Exchange  Commission  under  the
Securities Act of 1933, as amended (the "Act"), as amended on the date hereof for the registration of such Securities under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Considerations" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,



                                        /s/ Brown & Wood LLP